EXHIBIT 99.3

Form of Letter of Transmittal

LETTER OF TRANSMITTAL

REGARDING INTERESTS IN

THE ENDOWMENT REGISTERED FUND, L.P.

TENDERED PURSUANT TO THE OFFER TO PURCHASE

DATED JULY 25, 2006

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE

ON AUGUST 31, 2006

AND THIS LETTER OF TRANSMITTAL MUST BE

RECEIVED BY ENDOWMENT ADVISORS, L.P.,

EITHER BY MAIL OR BY FAX, BY 12:00 MIDNIGHT,

CENTRAL STANDARD TIME, ON AUGUST 31, 2006,

UNLESS THE OFFER IS EXTENDED.

COMPLETE THE LAST PAGE OF THIS LETTER OF TRANSMITTAL AND RETURN

OR DELIVER IN THE ENCLOSED POSTAGE-PAID ENVELOPE TO:

Endowment Advisers, L.P.

4265 San Felipe, Suite 900

Houston, Texas 77027

Attn: Amy Lau

For additional information:

Phone: (713) 993-4675

Fax: (713) 993-4698

Ladies and Gentlemen:

The undersigned hereby tenders to The Endowment Registered Fund, L.P., a closed-end, non-diversified, management investment company organized under the laws of the State of Delaware (the “Fund”), the limited partnership interest in the Fund or portion thereof held by the undersigned, described and specified below, on the terms and conditions set forth in the offer to purchase, dated July 25, 2006 (“Offer to Purchase”), receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together constituted the “Offer”). THE TENDER AND THIS LETTER OF TRANSMITTAL ARE SUBJECT TO ALL THE TERMS AND CONDITIONS SET FORTH IN THE OFFER TO PURCHASE, INCLUDING, BUT NOT LIMITED TO, THE ABSOLUTE RIGHT OF THE FUND TO REJECT ANY AND ALL TENDERS DETERMINED BY IT, IN ITS SOLE DISCRETION, NOT TO BE IN THE APPROPRIATE FORM.

The undersigned hereby sells to the Fund the limited partnership interest in the Fund or portion thereof tendered hereby pursuant to the Offer.

The undersigned hereby warrants that the undersigned has full authority to sell the limited partnership interest in the Fund or portion thereof tendered hereby and that the Fund will acquire good title thereto, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to the sale thereof, and not subject to any adverse claim, when and to the extent the same are purchased by it. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer. The undersigned recognizes that under certain circumstances set forth in the Offer, the Fund may not be required to purchase any of the limited partnership interests in the Fund or portions thereof tendered hereby.

Payment of the purchase price for the limited partnership interest in the Fund or portion thereof of the undersigned, as described in Section 6 of the Offer to Purchase, shall be wired to an account designated by the undersigned or sent to the undersigned at its mailing address as listed in the Fund’s records, unless such investor advises the Fund in writing of a change in its mailing address. The undersigned recognizes that the amount of the Initial Payment will be based on the unaudited estimated net asset value as of September 30, 2006 of the limited partnership interest or portion thereof tendered.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder shall be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 5 of the Offer to Purchase, this tender is irrevocable.

PLEASE FAX OR MAIL TO ENDOWMENT ADVISERS, LP:

TENDER OFFER FORM

Name of Subscriber:

Official Fund Name:	The Endowment Registered Fund, L.P.

Type of Request:	☐ One-time Partial Redemption ☐ Recurring Partial Redemption

☐Full Redemption

Redemption Amount:		Effective Date:

Method of Payment:	☐ Check (allow up to 4 weeks for delivery)		☐ Wire Transfer ($6.50 fee per transfer)

Banking Information:

(Complete this section if you have chosen to have funds deposited via wire transfer. Be sure to contact your bank to verify the ABA number for the type of transaction that you have chosen.)

Name of Bank:

Address:

ABA Number:	Reference:

For Credit To:	Account Number:

For Further Credit To:	Account Number:

The undersigned subscriber acknowledges that this request is subject to all the terms and conditions set forth in the Fund’s Private Placement Memorandum and all capitalized terms used herein have the meaning as defined in the Fund’s Private Placement Memorandum. This request is irrevocable. The undersigned represents that the undersigned is the beneficial owner of the Interests in the Fund to which this redemption request relates, and that the person signing this request is an authorized representative of the redeeming shareholder.

In the case of joint accounts, each joint holder must sign this redemption request. Requests on behalf of a foundation, partnership or any other entity must be accompanied by evidence of the authority of the person(s) signing.

Dated:                     , 200

NAME AND TITLE OF SIGNATORY:

SIGNATURE:

PLEASE RETURN BY FAX TO 713-993-4698 AT YOUR EARLIEST CONVENIENCE

This Section for Fund Use Only		Date Redemption Accepted:

By:		By:
	The Endowment Fund GP, LP		The Endowment Fund GP, LP